Exhibit 10.11
INVESTMENT PROPERTY SECURITY AGREEMENT
     This Investment Property Security Agreement (this “Agreement”), is entered into as of the 31st day of March, 2009. FRANKLIN CREDIT MANAGEMENT CORPORATION, a corporation organized under the laws of the State of Delaware (hereinafter called “Pledgor”), for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, pledges, and assigns to (a) THE HUNTINGTON NATIONAL BANK, acting as contractual representative pursuant to the Credit Agreement (Licensing) (as defined below) (“Huntington,” and acting as such contractual representative and any successor or successors to Huntington acting in such capacity, being referred to as “Administrative Agent”) and (b) THE HUNTINGTON NATIONAL BANK, acting as contractual representative pursuant to the Credit Agreement (Legacy) (as defined below) (“Huntington,” and acting as such contractual representative and any successor or successors to Huntington acting in such capacity, being referred to as “Administrative Agent”), for the benefit of the Lenders (as defined below), a security interest in the following account (the “Account”), whether Pledgor’s interest therein be now owned or existing or hereafter arising or acquired, together with all substitutions, replacements, exchanges, reissues and additions therefor or thereto:

Account Number	Name and Address
and Title	of “Intermediary”
Acct. No: 01892543486	Name: The Huntington National Bank
Name: FMCC Money Market Account	Address: 41 South High St.
Columbus, Ohio 43214
Attention: Melanie Arthur
as it exists on the date hereof and as it may be constituted in the future, and in
•	any free credit balance or other money, now or hereafter credited to, or owing from Intermediary to Pledgor in respect of, the Account;

•	any money, securities (certificated or uncertificated), commodities contracts, instruments, documents, general intangibles, financial assets or other investment property arising in connection with, constituting a portion of, or distributed from the Account, now or in the future;

•	all books and records relating thereto;

•	all proceeds, cash or non-cash, of the sale, exchange, redemption or exercise of any of the foregoing thereof, including, but not limited to, any dividend, interest payment or other distribution of cash or property in respect thereof; and

•	any rights incidental to the ownership of any of the foregoing, such as voting, conversion and registration rights and rights of recovery for violations of applicable securities laws
(all of the foregoing may be referred to herein as the “Collateral”) on the following terms and subject to the following conditions:
Article 1. Other Credit Documents.

     Section 1.1. Credit Agreement. This Agreement is executed pursuant to, and subject to the terms and conditions of, each Credit Agreement. “Credit Agreement” means each of those certain (a) Amended and Restated Credit Agreement (Licensing), dated as of March 31, 2009 (the “Credit Agreement (Licensing)”), by and among Pledgor and Franklin Credit Holding Corporation (“Holding”) as borrowers, the Administrative Agent, and the financial institutions party thereto as Lenders (Huntington, in its individual capacity and as Issuing Bank, and such other financial institutions being hereafter referred to collectively as “Licensing Lenders” and individually as a “Licensing Lender”) together with all amendments, modifications, supplements and restatements thereto from time to time and (b) Amended and Restated Credit Agreement, dated as of March 31, 2009 (the “Credit Agreement (Legacy)”), by and among Franklin Credit Asset Corporation, Tribeca Lending Corporation, the other borrowers party thereto (the “Legacy Borrowers”), the Administrative Agent, and the financial institutions party thereto as Lenders (Huntington, in its individual capacity, and such other financial institutions being hereafter referred to collectively as “Legacy Lenders” and individually as a “Legacy Lender”). “Lenders” means the Licensing Lenders and the Legacy Lenders. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement (Licensing), unless otherwise designated.
Article 2. Security Interest.
     Section 2.1. Control Agreement and Capitalized Terms. Simultaneously with the execution and delivery of this Agreement, Pledgor, Administrative Agent and Intermediary have executed and delivered that certain Account Control Agreement dated of even date herewith (the “Control Agreement”) for the purpose of providing Administrative Agent with control of the Account and perfecting the security interest and Lien granted by Pledgor to Administrative Agent herein.
     Section 2.2. Secured Obligations. The pledge, security interest, and collateral assignment hereby granted is to secure the prompt and full payment and complete performance of all Obligations to the Administrative Agent or any Lender (i) of Pledgor and Holding arising under or in connection with the Credit Agreement (Licensing), the promissory notes and all other Loan Documents (as defined in the Credit Agreement (Licensing)) executed in connection with the Credit Agreement (Licensing) and (ii) of Pledgor and the Legacy Borrowers arising under or in connection with the Credit Agreement (Legacy), the promissory notes and all other Loan Documents (as defined in the Credit Agreement (Legacy)) executed in connection with the Credit Agreement (Legacy). “Obligations” means, as to any Person, all loans, debts, principal, interest (including any interest that, but for the commencement of an insolvency proceeding, would have accrued), premiums, liabilities (including all amounts charged to Pledgor’s account pursuant hereto), obligations (including indemnification obligations), fees (including any fees provided for in any Credit Agreement), charges, costs, expenses (including any fees or expenses that, but for the commencement of an insolvency proceeding would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing such Person to the Administrative Agent or any Lender and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all expenses that any such Person is required to pay or reimburse, all of the foregoing arising in connection with any Credit Agreement, by law, or otherwise. The absence of any reference to this Agreement in any documents, instruments or agreements evidencing or relating to any Obligation secured hereby shall not limit or be construed to limit the scope or applicability of this Agreement.
     Section 2.3. Blocked Account. Pledgor acknowledges and agrees that the Account is designated as a “blocked account” under the Control Agreement, and thus the Intermediary may not act upon any direction or instruction of Pledgor with respect to any portion of the Collateral at any time.

     Section 2.4. Duty of Administrative Agent. If Administrative Agent takes possession of any of the Collateral, the duty of Administrative Agent with respect to the Collateral shall be solely to use reasonable care in the physical custody thereof, and Administrative Agent shall not be under any obligation to take any action with respect to any of the Collateral or to preserve rights against prior parties. The powers conferred on Administrative Agent hereunder are solely to protect its interest in the Collateral and do not impose any duty upon it to exercise any such powers. Pledgor is not looking to Administrative Agent to provide it with investment advice. Administrative Agent shall have no duty to ascertain or take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters concerning any Collateral, whether or not Administrative Agent has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve any rights pertaining to any Collateral. Administrative Agent shall have no duty to exercise reasonable care to preserve the value of any of the Collateral.
     Section 2.5. Subsequent Changes Affecting Collateral. Pledgor acknowledges that it has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral and Pledgor agrees that Administrative Agent has no responsibility to inform Pledgor of such matters or to take any action with respect thereto even if any of the Collateral has been registered in the name of Administrative Agent or its agent or nominee.
     Section 2.6. Return of Collateral. Except as otherwise provided herein or as in any Loan Documents (as defined in the Credit Agreements), the security interest granted to Administrative Agent hereunder shall not terminate and Administrative Agent shall not be required to return the Collateral to Pledgor or to terminate its security interest therein unless and until (a) the Obligations have been fully paid or performed, (b) all of Pledgor’s obligations hereunder have been fully and indefeasibly paid or performed, (c) the obligations of all parties to the Loan Documents (as defined in the Credit Agreements) have been discharged or released, and (d) Pledgor has reimbursed Administrative Agent for any expenses of returning the Collateral and filing any termination statements and other instruments as are required to be filed in public offices under applicable laws.
     Section 2.7. Tax Reporting. All items of income, gain, expense and loss recognized in the Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of Pledgor.
     Section 2.8. Financing Statements. Pledgor hereby authorizes Administrative Agent to file financing statements describing the Collateral, and any necessary future amendments thereto, in any and all public offices in which Administrative Agent deems such filing to be necessary or desirable.
Article 3. Representations and Warranties. Pledgor hereby represents and warrants to Administrative Agent and Lenders as follows:
     Section 3.1. Enforceability. This Agreement and the Control Agreement have been duly executed and delivered by Pledgor, constitute its valid and legally binding obligations and are enforceable in accordance with their respective terms against Pledgor.
     Section 3.2. No Conflict. The execution, delivery and performance of this Agreement and the Control Agreement, the grant of the security interest in the Collateral hereunder and the consummation of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the lapse of time, (a) violate any material law applicable to Pledgor, (b) violate any judgment, writ, injunction or order of any court or governmental body or official applicable to Pledgor, (c) violate or result in the breach of any material agreement to which Pledgor is a party or by which any of its properties, including the Collateral, is bound; (d) conflict with, or result in any breach of any of the provisions of, or constitute a default under, or result in the creation or imposition of, any lien upon any of the property of Pledgor pursuant to, the provisions of the Certificate of Incorporation or bylaws of Pledgor; nor (e) violate any restriction on the transfer of any of the Collateral.
     Section 3.3. No Consents. No consent, approval, license, permit or other authorization of any third party (other than Intermediary) or any governmental body or officer is required for the valid and lawful execution and delivery of this Agreement and the Control Agreement, the creation and perfection of Administrative Agent’s security interest in the Collateral, or the valid and lawful exercise by Administrative Agent of remedies available to it under this Agreement, the Control Agreement or applicable law, or of the voting and other rights granted to it in this Agreement or the Control Agreement, except as may be required for the offer or sale of those items of Collateral which are securities under applicable securities laws.
     Section 3.4. Account. The securities entitlements credited to the Account are valid and genuine and Pledgor has provided Administrative Agent with a complete and accurate statement of the financial assets and the money credited to the Account as of the date hereof.
     Section 3.5. Security Interest. Pledgor is the sole owner of the Collateral free and clear of all liens, encumbrances, and adverse claims (other than those created by this Agreement), has the unrestricted right to grant the security interest provided for herein to Administrative Agent and has granted to Administrative Agent a valid and perfected first priority security interest in the Collateral free of all liens, encumbrances, transfer restrictions, and adverse claims.
     Section 3.6. Information. None of the information, documents, or financial statements which have been supplied by Pledgor or its officers, agents or representatives to Administrative Agent or any of its representatives in connection with the transactions contemplated by this Agreement or the Loan Documents contains any untrue statement of material fact or omits to state any material fact required to be stated hereby or thereby to make such statements not misleading.
Article 4. Covenants. Pledgor hereby covenants and agrees with Administrative Agent that Pledgor shall:
     Section 4.1. Defend Title. Defend its title to the Collateral and the security interest of Administrative Agent therein against the claims of any person claiming rights in the Collateral against or through Pledgor and maintain and preserve such security interest so long as this Agreement shall remain in effect.
     Section 4.2. No Transfer. Neither withdraw any money or property from the Account; nor sell nor offer to sell nor otherwise transfer nor encumber or convey any portion of the Collateral. This provision shall not prohibit Pledgor from making trades within the Account, so long as all Investments in the Account are cash or Cash Equivalents (as defined in the Credit Agreement (Licensing).
     Section 4.3. Control and Customer Agreements. Neither attempt to modify nor attempt to terminate the Control Agreement or the customer agreement with Intermediary under which the Account was established.

     Section 4.4. Further Assurances.
     (a) At Pledgor’s expense, do such further acts and execute and deliver such additional conveyances, certificates, instruments, legal opinions, and other assurances as Administrative Agent may at any time request or require to protect, assure or enforce its interests, rights, and remedies under this Agreement. Pledgor hereby authorizes Administrative Agent to file any UCC (as defined below) financing statements or amendments thereto describing the Collateral as Administrative Agent may from time to time desire.
     (b) Promptly deliver to Intermediary for credit to the Account any certificate or instrument constituting or representing any of the Collateral it may obtain possession from time to time, forthwith duly endorsed in blank without restriction.
     (c) Promptly deliver to Intermediary any endorsements or instruments which may be necessary or convenient to transfer any financial assets held by Intermediary, which are registered in the name of, payable to the order of, or specially endorsed to Pledgor, to Intermediary or its securities intermediary or to one of their respective nominees.
     Section 4.5. Statements. Cause Intermediary to send to Administrative Agent a complete and accurate copy of every statement, confirmation, notice, or other communication concerning the Account that Intermediary sends to Pledgor. All information furnished by Pledgor concerning the Collateral or otherwise in connection with this Agreement, is or shall be at the time the same is furnished, accurate, correct, and complete in all material respects.
     Section 4.6. Advice. Advise Administrative Agent promptly, completely, accurately, in writing and in reasonable detail, (a) of any material encumbrance upon or claim asserted against any of the Collateral; and (b) of the occurrence of any event, other than changes in general market conditions adequately reported in the general news media, that would have a material adverse effect upon the aggregate value of the Collateral or upon the security interest of Administrative Agent.
Article 5. Default.
     Section 5.1. Events of Default. The occurrence or existence of one or more of the following events or conditions shall constitute an event of default (a “Default”) under this Agreement.
     (a) If any set of facts or circumstances exists that, by itself, upon the giving of notice, the lapse of time, or any one or more of the foregoing, would constitute a “Default” or an “Event of Default” under any Credit Agreement; or
     (b) If Pledgor fails to perform any obligation or violates any covenant contained in this Agreement or the Control Agreement other than those referred to in paragraph (a) above, and such failure or violation continues unremedied for a period of three (3) days after Administrative Agent requests Pledgor to remedy such failure or violation;
     (c) If any representation or warranty made by Pledgor in this Agreement, the Control Agreement or any information contained in any financial statement or other document delivered to Administrative Agent by or on behalf of Pledgor contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made;

     (d) If Intermediary closes or terminates, or notifies Pledgor or Administrative Agent of its intent to close or terminate, the Account; or
     (e) If Intermediary terminates, or notifies Pledgor or Administrative Agent of its intent to terminate, the Control Agreement.
If any Default shall occur, Administrative Agent shall have, in addition to any other remedies available to it under Section 5.2 below and under the law or any agreement, the rights and remedies of a secured party under Article 9 of the Uniform Commercial Code, as adopted in the State of Ohio (the “UCC”).
     Section 5.2. Remedies.
     (a) If a Default has occurred and is continuing, Administrative Agent may, in its discretion: (i) to the extent applicable, cause the Account to be reregistered in its sole name or transfer the Account to another broker/dealer in its sole name; (ii) to the extent applicable, remove any Collateral from the Account and register such Collateral in its name or in the name of its broker/dealer, agent or nominee or any of their nominees; (iii) to the extent applicable, exchange certificates representing any of the Collateral for certificates of larger or smaller denominations, (iv) to the extent applicable, exercise any voting, conversion, registration, purchase or other rights of a holder of any of the Collateral and any reasonable expense of such exercise shall be deemed to be an expense of preserving the value of such Collateral for the purposes of Section 6.1 below; and (v) to the extent applicable, collect, including by legal action, any notes, checks or other instruments for the payment of money included in the Collateral and compromise or settle with any obligor of such instruments.
     (b) If notice of the time and place of any public sale of the Collateral or the time after which any private sale or other intended disposition is required by the UCC, Pledgor acknowledges that five (5) days advance notice thereof will be a reasonable notice. Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     (c) If, under the Uniform Commercial Code, Administrative Agent may purchase any part of the Collateral, it may in payment of any part of the purchase price thereof, cancel any part of the Obligations in accordance with (d) below.
     (d) Any cash held by Administrative Agent as Collateral and all cash proceeds of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied (after payment of any amounts payable to Administrative Agent pursuant to Article 6 below) in whole or in part against the Obligations in the following order of priority (unless Administrative Agent under the Credit Agreement (Licensing) otherwise consents in writing):
     First, to the Obligations arising under the Credit Agreement (Licensing) any and Loan Documents related thereto, in the order as determined by the Administrative Agent under the Credit Agreement (Licensing), until such Obligations are indefeasibly paid in full in cash;
     Second, to all other Obligations, in the order as determined by the Administrative Agent under the Credit Agreement (Legacy), until such Obligations are indefeasibly paid in full in cash; and

     Third, any surplus of such cash or cash proceeds held by Administrative Agent and remaining after the indefeasible payment in full in cash of the Obligations and all of Administrative Agent’s expenses hereunder shall be paid over to Pledgor or to whomever may be lawfully entitled to receive such surplus.
     Section 5.3. Appointment of Administrative Agent as Agent. Pledgor hereby irrevocably appoints and constitutes Administrative Agent, its successors and assigns, and any officer or agent thereof, with full power of substitution, as Pledgor’s true and lawful agent and attorney-in-fact with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor or in Administrative Agent’s own name, from time to time in Administrative Agent’s discretion for the purpose of carrying out the provisions of this Agreement and taking any action or executing any instrument that Administrative Agent considers necessary or convenient for such purpose, including the power to endorse and deliver checks, notes and other instruments for the payment of money in the name of and on behalf of Pledgor, to endorse and deliver in the name of and on behalf of Pledgor securities certificates and execute and deliver in the name of and on behalf of Pledgor instructions to the issuers of uncertificated securities, and to execute and file in the name of and on behalf of Pledgor financing statements (which may be photocopies of this Agreement) and continuations and amendments to financing agreements in the State of Ohio or elsewhere and Forms 4, 5, 144 and Schedules 13D and 13G with the United States Securities and Exchange Commission. This appointment and power of attorney is a power coupled with an interest and is irrevocable and will not be affected by the bankruptcy or insolvency proceeding of Pledgor or by the lapse of time. If Pledgor fails to perform any act required by this Agreement, Administrative Agent may perform such act in the name of and on behalf of Pledgor and at its expense which shall be chargeable to Pledgor under Article 6 below. Pledgor hereby consents and agrees that the issuers of, or obligors with respect to, the Collateral or any registrar or transfer agent or trustee for any of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the rights of Administrative Agent to effect any transfer pursuant to this Agreement and the authority granted to Administrative Agent herein, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Pledgor, or any other person, to any of such issuers, obligors, registrars, transfer agents, or trustees.
     Section 5.4. Impact of Regulations. Pledgor acknowledges that compliance with the Securities Act of 1933 and the rules and regulations thereunder and any relevant state securities laws and other applicable laws may impose limitations on the right of Administrative Agent to sell or otherwise dispose of securities included in the Collateral. For this reason, Pledgor hereby authorizes Administrative Agent to sell any securities included in the Collateral in such manner and to such persons as would, in the judgment of Administrative Agent, help to ensure that the transfer of such securities will be given prompt and effective approval by any relevant regulatory authorities and will not require any of the securities to be registered or qualified under any applicable securities laws. Pledgor understands that a sale under the foregoing circumstances may yield a substantially lower price for such Collateral than would otherwise be obtainable if the same were registered and sold in the open market, and Pledgor shall not attempt to hold Administrative Agent responsible for selling any of the Collateral at an inadequate price even if Administrative Agent accepts the first offer received or if only one possible purchaser appears or bids at any such sale. If Administrative Agent shall sell any securities included in the Collateral at such sale, Administrative Agent shall have the right to rely upon the advice and opinion of any qualified appraiser or investment banker as to the commercially reasonable price obtainable on the sale thereof but shall not be obligated to obtain such advice or opinion. Pledgor hereby assigns to Administrative Agent any registration rights or similar rights Pledgor may have from time to time with respect to any of the Collateral.
Article 6. Expenses.

     Section 6.1. Payment. Pledgor agrees that it will forthwith upon demand pay to Administrative Agent:
     (a) the amount of any taxes which Administrative Agent may have been required to pay by reason of holding the Collateral or to free any of the Collateral from any lien encumbrance or adverse claim thereon, and
     (b) the amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and of any brokers, investment brokers, appraisers or other experts, that Administrative Agent may incur in connection with (i) the administration or enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of Administrative Agent’s security interest therein, (ii) the collection, sale, or other disposition of any of the Collateral, (iii) the exercise by Administrative Agent of any of the rights conferred upon it hereunder, or (iv) any action or proceeding to enforce its rights under this Agreement or in pursuit of any non-judicial remedy hereunder, including the sale of the Collateral.
Any such amount not paid on demand shall bear interest (computed on the basis of the number of days elapsed over a year of three hundred sixty (360) days) at a rate per annum equal to 15%.
     Section 6.2. Indemnity. Pledgor shall indemnify Administrative Agent and its directors, officers, employees, agents, and attorneys against, and hold them harmless from, any liability, cost, or expense, including the fees and disbursements of their legal counsel, incurred by any of them under the corporate or securities laws applicable to holding or selling any of the Collateral, except for liability, cost, or expense arising out of the recklessness or willful misconduct of the indemnified parties.
     Section 6.3. Discharge of Liens. At its option, Administrative Agent may pay and discharge taxes, liens, security interests or other encumbrances on the Collateral. Pledgor agrees to reimburse Administrative Agent under Section 6.1 above for any payment made or any expense incurred including reasonable attorneys’ fees) by Administrative Agent pursuant to the foregoing authorization.
Article 7. Miscellaneous.
     Section 7.1. This Agreement. This Agreement, the schedules and exhibits hereto, and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement
     Section 7.2. Non-Waiver. Neither the failure of nor any delay by any party to this Agreement to enforce any right hereunder or to demand compliance with its terms is a waiver of any right hereunder. No action taken pursuant to this Agreement on one or more occasions is a waiver of my right hereunder or constitutes a course of dealing that modifies this Agreement.
     Section 7.3. Waivers. No waiver of any right or remedy under this Agreement shall be binding on any party unless it is in writing and is signed by the party to be charged. No such waiver of any right or remedy under any term of this Agreement shall in any event be deemed to apply to any subsequent default under the same or any other term contained herein.

     Section 7.4. Administrative Agent. In acting under or by virtue of this Agreement, Administrative Agent shall be entitled to all the rights, authority, privileges, and immunities provided in any Credit Agreement, the provisions of which are incorporated by reference herein with the same force and effect as if set forth herein in their entirety.
     Section 7.5. Amendments. No amendment, modification, or termination of this Agreement shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.
     Section 7.6. Severability. If any term of provision forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.
     Section 7.7. Successors. The terms of this Agreement shall be binding upon Pledgor, its successors and assigns, and shall inure to the benefit of Administrative Agent, its successors and assigns, and any holder, owner, or assignee of any rights in any of the Loan Documents (as defined in each Credit Agreement) and will be enforceable by them as their interest may appear.
     Section 7.8. Third Parties. Nothing herein expressed or implied is intended or shall be construed to give any person other than the parties hereto any rights or remedies under this Agreement.
     Section 7.9. Joint Preparation. This Agreement shall be deemed to have been prepared jointly by the parties hereto. Any ambiguity herein shall not be interpreted against any party hereto and shall be interpreted as if each of the parties hereto had prepared this Agreement.
     Section 7.10. Rules of Construction. In this Agreement, words in the singular number include the plural, and in the plural include the singular, words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender and the word “or” is disjunctive but not exclusive. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, or describe the scope or intent of the provisions of this Agreement.
     Section 7.11. Notices. Any notice, request, or other communication required or permitted to be given under this Agreement shall be given in the manner set forth in each Credit Agreement.
     Section 7.12. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.
     Section 7.13. Legal Matters.
     (a) Choice of Law. The validity, terms, performance and enforcement of this Agreement shall be governed by those laws of the State of Ohio which are applicable to agreements which are negotiated, executed, delivered and performed solely in the State of Ohio.
     (b) Jurisdiction, Venue, Service of Process. The State and Federal District Courts located in Franklin County, State of Ohio shall have exclusive jurisdiction and venue of any action or proceeding arising out of or related to the negotiation, execution, delivery, performance, breach or enforcement of this Agreement or any other agreement, document or instrument negotiated, executed, delivered, entered into or performed in connection with this Agreement or any of the transactions contemplated hereby or thereby; any waiver, modification, amendment or termination hereof or thereof or any action taken or omission made by Pledgor or Administrative Agent or any of their respective directors, officers, employees, agents or attorneys in connection with the payment, performance, exercise or enforcement of any right, duty or obligation created or implied hereby or thereby or arising hereunder or thereunder, regardless of whether any claim, counterclaim or defense in any such action, suit or proceeding is characterized as arising out of fraud, negligence, recklessness, intentional misconduct, a breach of contract or fiduciary duty, or violation of a statute, law, ordinance, and or regulation. The parties hereto hereby irrevocably consent to the personal jurisdiction of such courts, to such venue and to the service of process in the manner provided for the giving of notices in this Agreement. The parties hereto hereby waive all objections to such jurisdiction and venue including those which might be based upon inconvenience or the nature of the forum.
     (c) Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
[Signatures on following page.]

     IN WITNESS WHEREOF, Pledgor has signed this Investment Property Security Agreement as of the date first set forth above.

PLEDGOR:

FRANKLIN CREDIT MANAGEMENT CORPORATION

By:	/s/ Thomas J. Axon

Name: Thomas J. Axon
Its: President
Accepted as of this 31st day of March, 2009.
ADMINISTRATIVE AGENT:
THE HUNTINGTON NATIONAL BANK

By:	/s/ Alan D. Seitz

Name: Alan D. Seitz
Its: Senior Vice President

ADMINISTRATIVE AGENT:

THE HUNTINGTON NATIONAL BANK

By:	/s/ Alan D. Seitz

Name: Alan D. Seitz
Its: Senior Vice President
Signature Page to Investment Property Security Agreement